EXHIBIT 1

ITEM 3 CLASSIFICATION OF REPORTING PERSONS

Identity and Classification of Each Reporting Person

IDENTITY	CLASSIFICATION UNDER ITEM 3
Federated Hermes Equity Funds	(d) Investment company registered under Section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a-8)
Federated Hermes Insurance Series	(d) Investment company registered under Section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a-8)
Federated Global Investment Management Corp.	(e) Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940
Federated Hermes, Inc.	(g) parent Holding Company or control person, in accordance with Section 240.13d-1(b)(ii)(G)
FII Holdings, Inc.	(g) parent Holding Company or control person, in accordance with Section 240.13d-1(b)(ii)(G)
Voting Shares Irrevocable Trust	(g) parent Holding Company or control person, in accordance with Section 240.13d-1(b)(ii)(G)
Thomas R. Donahue	(g) parent Holding Company or control person, in accordance with Section 240.13d-1(b)(ii)(G)
Ann C. Donahue	(g) parent Holding Company or control person, in accordance with Section 240.13d-1(b)(ii)(G)
J. Christopher Donahue	(g) parent Holding Company or control person, in accordance with Section 240.13d-1(b)(ii)(G)

Federated Hermes, Inc. (the “Parent”) is filing this schedule 13G because it is the parent holding company of Federated Global Investment Management Corp. (the “Investment Adviser”), which acts as investment adviser to registered investment companies and separate accounts that own shares of common stock in aTyr Pharma, Inc. (the “Reported Securities”). The Investment Adviser is a wholly owned subsidiary of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Hermes, Inc., the Parent. All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which Thomas R. Donahue, Ann C. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Trustees have joined in filing this Schedule 13G because of the collective voting control that they exercise over the Parent. In accordance with Rule 13d-4 under the Securities Act of 1934, as amended, the Parent, the Trust, and each of the Trustees declare that this statement should not be construed as an admission that they are the beneficial owners of the Reported Securities, and the Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the Reported Securities.